As filed with the Securities and Exchange Commission on July 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JOURNEY MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-1879539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105 Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

Journey Medical Corporation 2015 Stock Incentive Plan

(Full title of the plan)

Claude Maraoui
9237 E Via de Ventura Blvd., Suite 105 Scottsdale, AZ 85258 (480) 434-6670

(Name, address, and telephone number of agent for service)

Copy to:

Rakesh Gopalan David S. Wolpa Troutman Pepper Hamilton Sanders LLP 301 S. College Street, 34th Floor Charlotte, North Carolina 28202 (704) 998-4050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

INCORPORATION by reference of contents

of registration statement on form s-8

This Registration Statement is being filed by Journey Medical Corporation (the “Registrant”) for the purpose of registering an additional 3,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), that are issuable pursuant to the Registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”), which amount consists of 3,000,000 shares of Common Stock that have become reserved and available for issuance under the Plan. These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective. The Registrant previously registered shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2022 (File No. 333-263888), as amended by a Registration Statement on Form S-8, filed with the Commission on July 14, 2022 (File No. 333-266125). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of Journey Medical Corporation, filed as Exhibit 3.1 to the Registrant’s Form 10-K filed on March 29, 2024 and incorporated by herein by reference.
4.2	Amended and Restated Bylaws of Journey Medical Corporation, filed as Exhibit 3.2 to the Registrant’s Form 10-K filed on March 29, 2024 and incorporated herein by reference.
4.3	Journey Medical Corporation 2015 Stock Plan, filed as Exhibit 10.1 to the Registrant’s Form S-1, filed on October 22, 2021 and incorporated herein by reference.
4.4	Amendment to the Journey Medical Corporation 2015 Stock Plan filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on June 21, 2022 and incorporated herein by reference.
4.5	Amendment to the Journey Medical Corporation 2015 Stock Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 25, 2024 and incorporated herein by reference.
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1*	Consent of Troutman Pepper Hamilton Sanders LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 18, 2024.

JOURNEY MEDICAL CORPORATION

By:	/s/ Claude Maraoui
Name: Claude Maraoui
Title: Chief Executive Officer, President and Director

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Claude Maraoui, and Joseph Benesch, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 18, 2024.

Signature	Capacity	Date

/s/ Claude Maraoui	Chief Executive Officer, President and Director	July 18, 2024
Claude Maraoui	(Principal Executive Officer)

/s/ Joseph Benesch	Chief Financial Officer	July 18, 2024
Joseph Benesch	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lindsay A. Rosenwald, M.D.	Executive Chairman and Director	July 18, 2024
Lindsay A. Rosenwald, M.D.

/s/ Neil Herskowitz	Director	July 18, 2024
Neil Herskowitz

/s/ Justin Smith	Director	July 18, 2024
Justin Smith

/s/ Miranda Toledano	Director	July 18, 2024
Miranda Toledano